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Exhibit 10.10

SELECTED DEALER AGREEMENT

Manhattan Bancorp
Up to 3,000,000 Shares of Common Stock

June 25, 2007

Mr. Michael Natzic
Stone & Youngberg LLC
42605 Moonridge
Big Bear Lake, CA 92315

Dear Mr. Natzie:

1.
Manhattan Bancorp (the "Company") is the issuer named in that certain Prospectus dated April 19, 2007 (the "Prospectus"), relating to the above shares, in which the Company is offering for sale an aggregate of up to 3,000,000 shares of common stock (the "Common Stock") of the Company. The Common Stock and the terms under which it is to be offered for sale are more particularly described in the Prospectus.

2.
The Common Stock is to be offered to investors at the $10.00 price per share set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering thereof set forth in the Prospectus.

3.
The Company has engaged Seapower Carpenter Capital, Inc. dba Carpenter & Company (the "Financial Advisor") to provide assistance with marketing of the Common Stock offered pursuant to the Prospectus, and will compensate the Financial Advisor as described in the Prospectus for its services.

4.
The Company is offering, subject to the terms and conditions hereof, a portion of the Common Stock to certain dealers who are actually engaged in the investment banking or securities business and who are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") (such dealers who shall agree to sell an allotment of shares of Common Stock hereunder being herein called "Selected Dealers"), for sale by them to investors at the Offering Price. The Company will pay the Selected Dealers a sales and placement fee equal to five percent (5%) of the gross proceeds of the offering proceeds derived from accepted subscriptions for the Common Stock placed by a Selected Dealer (the "Placement Fee"). By their execution and return of the enclosed copy of this letter, the Selected Dealers agree to comply with the provisions of Sections 2400 and 2700 of the NASD Manual Conduct Rules in connection with the sale of their allotments.

5.
The Company shall have full authority to take such action as it may deem advisable in respect of all matters pertaining to the public offering of the Common Stock.

6.
If you desire to participate in the offering, please advise our Financial Advisor promptly by telephone, facsimile or electronic mail at their offices at Seapower Carpenter Capital, Inc. dba Carpenter & Company 5 Park Plaza, Suite 950, Irvine, California, 92614-8527, Attention: Robert Sjogren, Telephone (949) 261-8888, (Facsimile (949) 260-1353, Electronic Mail rsjogren@carpentercompany.com). The Company reserves the right to reject requests for allotments of shares of Common Stock, and subscriptions submitted by or on behalf of customers of the Selected Dealers, in whole or in part, to make allotments and to close the subscription books at any time without notice. The Common Stock allotted to you will be confirmed, subject to the terms and conditions of this Agreement, and may be reduced, in the Company's sole and exclusive discretion. The Company has and retains the right, as described in the Prospectus, to accept or reject any subscriptions request in its sole and exclusive discretion.

7.
The privilege of receiving an allotment of the Common Stock is extended only if you may lawfully sell the Common Stock in your state or other jurisdiction.

8.
(a)    Any shares of the Common Stock purchased by you under the terms of this Agreement may be immediately reoffered to the public in accordance with the terms of offering thereof set forth herein and in the Prospectus, subject to the securities or blue sky laws of the various states or other jurisdictions.

  (b)    You agree to advise the Company (with a copy to the Financial Advisor) from time to time, upon request, of the number of shares of the Common Stock from your allotment for which at the time of such request your customers have not submitted subscription applications. The Company has the right to notify you that it has cancelled your allotment to the extent of any shares you have advised the Company remain unsubscribed, whereupon you agree to immediately cease any attempts to sell such shares of Common Stock.

  (c)    No expenses shall be charged to Selected Dealers. A single transfer tax, if payable, upon the sale of the shares of Common Stock by you will be paid by you when such shares of Common Stock are delivered to your customers. However, you shall pay any transfer tax on sales of shares of Common Stock by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise. The Company will not pay or reimburse any costs incurred by a Selected Dealer.

9.
Sections 8(a) and (b) hereof will terminate when the Company shall have determined that the public offering of the Common Stock has been completed and upon electronic mail, facsimile or other written notice to you of such termination, but, if not theretofore terminated, they will terminate at the close of business on August 15, 2007 or such earlier date as the Company may elect; provided, however, that the Company shall have the right to extend such provisions as provided in the Prospectus upon notice to you.

10.
(a)    On becoming a Selected Dealer, and in offering and selling the Common Stock, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. You confirm that you are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act) and confirm that you have complied and will comply therewith.

  (b)    The Company hereby confirms that it will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the Securities Act or the Exchange Act, or the rules and regulations thereunder.

11.
Upon request, you will be informed as to the states and other jurisdictions under the respective securities or blue sky laws of which the Company has been advised that the Common Stock is qualified for sale or is exempt from such qualification, but neither the Company nor the Financial Advisor assume any obligation or responsibility as to the right of any Selected Dealer to solicit sales of the Common Stock in any state or other jurisdiction or as to the eligibility of the Common Stock for sale therein.

12.
No Selected Dealer is authorized to act as the Company's agent or otherwise to act on behalf of the Company in offering or selling the Common Stock to investors or to furnish any information or make any representation except as contained in the Prospectus.

13.
Nothing herein shall create any partnership or joint venture between the Company, the Financial Advisor, or any Selected Dealer, but you will be responsible for your share, based upon fees collected as a percentage of total fees paid in connection with said offering, of any liability or expense based on any claim to the contrary. The Company shall not have any liability for or in respect of the value of the Common Stock or the validity or form thereof, or for or in respect of the delivery of the Common Stock, or for the performance by anyone of any agreements on its part, or for the qualification of the Common Stock for sale under the laws of any jurisdiction or its exemption from such qualification, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by the Company in this Agreement, and no obligations on the Company's part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the Securities Act or the Exchange Act.

14.
You will cause to be transmitted to the Company's escrow holder subscription applications executed by your customers, together with full payment from each customer for the shares being purchased as described in the Prospectus. Promptly after closing of the offering, a) the Bank will issue and deliver certificates for the shares purchased by your customers directly to the customers at the addresses furnished in the subscription applications; and b) the Bank will pay you the above-mentioned sales and placement fee by check delivered by U.S. mail. As described in the Prospectus, the Bank shall have the opportunity to review and approve or reject, in whole of in part, each subscription.

15.
Notices to the Company should be addressed and mailed or delivered to its offices at 2221 East Rosecrans, El Segundo, CA 90245, with a copy to the Financial Advisor as set forth in Section 6, above. Notices to you shall be deemed to have been duly given if mailed, emailed, sent by facsimile transmission or otherwise delivered to you to the address or phone number indicated below on the executed copy of this Selected Dealer Agreement.

16.
This Selected Dealer Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflicts of laws principles thereof.

17,
If you desire to participate in the offering, please formally confirm your request by completing, signing and returning to the Company the enclosed copy of this Selected Dealer Agreement, even though you may have previously advised the Company of your request by other means, as provided in Section 16, above. The Company's signature hereon may be by facsimile.

Very truly yours,

Manhattan Bancorp

By:	/s/ JEFFREY WATSON
Its:	Jeffrey Watson President and CEO

Selected Dealer Agreement—Allotment Confirmation

        We the undersigned hereby notify Manhattan Bancorp (the "Company") that we intend to sell up to 515,000 shares of common stock of the Company (the "Common Stock") in accordance with the terms and conditions stated in the foregoing Selected Dealer Agreement dated June 25, 2007, (the "Selected Dealer Agreement"). We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to the Common Stock. We further state that in requesting an allotment of shares of the Common Stock we have relied upon such Prospectus and upon no other statement whatsoever, whether written or oral, of the Company or Seapower Carpenter Capital, Inc. or any of their affiliates or advisors. We represent and confirm that (i) we are a dealer actually engaged in the investment Companying or securities business and that we are registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and agree to maintain the effectiveness of such registration and membership throughout the term of the Selected Dealer Agreement, (ii) we will make offers of the Common Stock only in those jurisdictions where such offers may lawfully be made, (iii) in offering and selling the Common Stock, we will comply with all applicable laws and regulations of the United States and the several states and other jurisdictions therein, including the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations of any self-regulatory organizations or national securities exchanges, including the NASD, of which we are a member, (iv) we are familiar with Rule 15c2-4 under the Exchange Act and confirm that we have complied with and will comply with such rules, (v) we will deliver a copy of the Prospectus to each prospective investor, and will not give any information or make any statements or representations in connection with the offer or sale of the Common Stock not contained in the Prospectus or other authorized sales material furnished to us by the Company, and (vi) acceptance of the compensation provided for by the Selected Dealer Agreement will constitute a representation that we have complied with all the terms and conditions contained herein and therein.

Very truly yours,

Stone & Youngberg, LLC

By:	/s/ WILLIAM EVANS
Dated:	August 16, 2007
Address:	One Ferry Building, Suite 275 San Francisco, CA 94111
Telephone:	4154452334
Electronic mail:	wevans@svlle.com
Facsimile:	4152682990

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  Exhibit 10.10
SELECTED DEALER AGREEMENT Manhattan Bancorp Up to 3,000,000 Shares of Common Stock